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                                                                     EXHIBIT 5.1

                        [Letterhead of Andrews Kurth LLP]

                                December 22, 2003

Cheniere Energy, Inc.
333 Clay Street, Suite 3400
Houston, Texas 77002

Gentlemen:

     We have acted as special counsel to Cheniere Energy, Inc., a Delaware corporation (the "Company"), Cheniere LNG Services, Inc. a Delaware corporation ("LNG Services"), Cheniere LNG, Inc., a Delaware corporation ("LNG"), Cheniere Energy Operating Co., Inc., a Delaware corporation ("Operating Co.") and Cheniere-Gryphon Management, Inc., a Delaware corporation ("Gryphon," and together with LNG Services, LNG and Operating Co., the "Guarantors," and collectively with LNG Services, LNG, Operating Co. and the Company, the "Companies"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of, among other securities (A) by the Company of (i) shares of its common stock ("Common Shares"), (ii) shares of its preferred stock ("Preference Shares"), (iii) its senior and subordinated debt securities ("Debt Securities"), (iv) warrants to purchase debt or equity securities of the Company ("Warrants") and (v) units consisting of one or more Warrants, Debt Securities, Guarantees, Preference Shares, Common Shares or any combination of such securities ("Units") and (B) by each Guarantor of guarantees of Debt Securities ("Guarantees"), having an aggregate initial public offering price (for all such securities referred to in the foregoing clauses (A) and (B)) not to exceed U.S. $20,000,000, on terms to be determined at the time of the offering. The Debt Securities, Preference Shares, Warrants and Units may be convertible into or exercisable for Common Shares. The Common Shares, Preference Shares, Debt Securities, Guarantees, Warrants and Units are collectively referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement or in the applicable Indenture (as defined below), as the case may be.

     The Debt Securities and the Guarantees will be issued pursuant to (i) a senior indenture (the "Senior Indenture"), or (ii) a subordinated indenture (the "Subordinated Indenture" and, collectively with the Senior Indenture, the "Indentures"), each to be entered into by the Company, each of the Guarantors, as guarantor, and a financial institution to be named therein, as trustee (the "Trustee"), substantially in the forms attached as Exhibits 4.14 and 4.15 to the Registration Statement, and each as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities and any Guarantees.

     The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and a warrant agent.

     In arriving at the opinions expressed below, we have examined (i) the certificate of incorporation and bylaws of each of the Companies, (ii) the Registration Statement, (iii) the Prospectus, (iv) the form of Senior Indenture and the form of Subordinated Indenture, and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Companies and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Companies to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below in respect of the Companies with respect to the instruments therein referred to, to the

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extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

     In rendering the opinions expressed in paragraphs 2 through 5 below with respect to the Securities therein referred to, we have assumed that:

     (i) any supplemental indenture to any of the Indentures and any Board Resolution and/or Officer's Certificate executed and delivered pursuant to any of the Indentures, in any such case, pursuant to which any Debt Securities and Guarantees are established and issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by such supplemental indenture) and any such Board Resolution and/or Officer's Certificate;

     (ii) the form and terms of such Debt Securities, when established, the form and terms of any Guarantees, the form and terms of any Warrants or Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Units and Warrants), the issuance, sale and delivery thereof by the applicable Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the certificate of incorporation or bylaws of any of the Companies, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Companies, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the Company, LNG Services, LNG, Operating Co. and/or Gryphon, as applicable, and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement);

     (iii) the Trustee for the holders of Debt Securities and Guarantees outstanding under any Indenture will have its chief executive office and the principal corporate trust office (from which the trusts established by such Indenture will be administered) located in the State of New York;

     (iv) (A) at the time of execution, authentication, issuance and delivery of the Indentures, Debt Securities and Guarantees, the Indentures will have been duly authorized, executed and delivered by each of the Companies in accordance with their respective charters and bylaws and the applicable laws of the United States, the State of New York and the General Corporation Law of the State of Delaware (the "DGCL"), (B) the execution, delivery and performance by each of the Companies of the Indentures, the Debt Securities and any Guarantees issued by it will not violate the laws of New York or other applicable laws and (C) the execution, delivery and performance by each of the Companies of the Indentures, the Debt Securities, and any Guarantees issued by it, will not constitute a breach or a violation of any agreement or instrument which is binding on any of the Companies;

     (v) each of the Companies is and at all times material hereto will be a corporation duly organized and validly existing under the DGCL;

     (vi) the person appointed as the process agent for each of the Companies as issuer or guarantor under each Indenture will accept its appointment as such before the execution and delivery of any of the Debt Securities or any Guarantees pursuant to such Indenture;

     (vii) the certificate of incorporation and bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and any certificate of designation in respect of Preference Shares ("Certificate of Designation") will be in conformity therewith and with applicable law; and

     (viii) the consideration paid for any Common Shares or Preference Shares will comply with applicable provisions of the Delaware General Corporation Law, and the Delaware Constitution regarding the form and amount of consideration for valid issuance of capital stock.

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     Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

     1. With respect to any Common Shares or Preference Shares, when (a) the Company has taken all necessary action to authorize and approve the issuance of such Common Shares and Preference Shares and the terms of any such Preference Shares, the terms of the offering thereof and related matters, and (b) such Common Shares and Preference Shares, as applicable, have been duly executed, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided therein, such Common Shares and Preference Shares (including (A) any Common Shares duly issued (x) upon the exchange or conversion of any Preference Shares that are exchangeable or convertible into Common Shares, (y) upon the exercise of any Warrants exercisable for Common Shares, and (z) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Shares and (B) any Preference Shares duly issued (y) upon the exercise of any Warrants exercisable for Preference Shares, and (z) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Preference Shares), as applicable, will be validly issued, fully paid and nonassessable.

     2. With respect to any series of Debt Securities to be issued under an Indenture, when (a) the applicable supplement, if any, to such Indenture has been duly authorized and validly executed and delivered by the Company, as issuer, the Guarantors, as guarantors, and the Trustee, or the applicable Board Resolution has been duly authorized and validly executed and delivered by the Company, or the applicable Officer's Certificate has been validly executed and delivered by a duly authorized officer of the Company, in each case, in accordance with the terms of such Indenture, (b) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (c) the Company has taken all necessary corporate action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement approved by the Company's board of directors, upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company.

     3. With respect to Warrants to be issued under a Warrant Agreement, when
(a) the Company has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement and (c) such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Company.

     4. With respect to the Units, assuming (a) the taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Units, (ii) the issuance and terms of any Warrants which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of any related Warrant Agreement, (iii) the issuance and terms of any applicable series of any Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture or Board Resolution or Officer's Certificate and (iv) the issuance and terms of any Preference Shares or Common Shares which are a component of the Units, the terms of the offering thereof and related matters, and (b) due execution and delivery by all parties thereto and due authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Units,
(ii) such Warrants and Warrant Agreement, (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture
Act) and any applicable supplemental indenture or Board Resolution or Officer's Certificate and (iv) such Preference Shares and Common Shares, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of the Warrants, the applicable Indenture and any applicable supplemental indenture or Board Resolution or Officer's Certificate, in the case of a series of Debt Securities, or the Company's certificate of incorporation and bylaws, in the case of such Preference Shares and Common Shares, such Units will constitute valid and legally binding obligations of the Company.

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     5. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action by the Companies to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) applicable Indenture as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been qualified under the Trust Indenture Act and (c) due execution, issuance and delivery of such Debt Securities and due execution and delivery of such Guarantees in each case in accordance with the terms of the applicable Indenture (as supplemented) and the applicable purchase, underwriting or similar agreement and payment (or delivery) of the consideration therefore provided for therein, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor.

     Each of the opinions above is subject to applicable bankruptcy, insolvency (including, without limitation all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law) including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (b) concepts of materiality, reasonableness, conscionability, good faith and fair dealing and (c) the discretion of a court sitting in equity, and we express no opinions herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

     This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

     We express no opinion other than as to the laws of the States of New York and Delaware and, to the extent relevant, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,

                                       /s/ Andrews Kurth LLP

                                       Andrews Kurth LLP